Exhibit 10.1
FIFTH AMENDMENT
GRACO RESTORATION PLAN
(2005 Statement)
               Graco Inc. has established and maintains a nonqualified deferred compensation plan (the “Plan”) which, in its most recent amended and restated form, is embodied in a document entitled “GRACO RESTORATION PLAN (2005 Statement),” effective January 1, 2005 (as amended, the “Plan Statement”) The amendment to the Plan set forth below is not intended to make any change in the documentation or operation of the Plan that would cause a violation of section 409A of the Internal Revenue Code or its accompanying regulations. If any change that occurs as a result of this amendment is determined to be a violation of section 409A, this amendment shall be ineffective and shall be disregarded in the administration of the Plan. Subject to the limitation stated above, the Plan is hereby amended as follows:
1.           ONE-TIME ELECTION. Effective October 1, 2010, a new Section 7.1.2(e) is added to the Plan Statement that reads as follows:
(e)
One-Time Election. If a Participant is an active employee of an Employer on October 1, 2010 and has accrued benefits under the Plan, the Participant shall be eligible to make a one-time election as described in this Section 7.1.2(e) with respect to the form of payment for benefits accrued under the Plan on and after January 1, 2011. The following rules shall apply if a Participant makes the one-time election provided for under this paragraph:

(i)
The election provided for under this paragraph may be made only once with respect to the benefits accrued on and after January 1, 2011. A one-time election form shall be completed, signed and returned to Graco’s Vice President-Human Resources on or before December 1, 2010.

(ii)
On and after January 1, 2011, a Participant may make a subsequent election to change the form of payment of the benefits for which a one-time election has been made (benefits accrued on and after January 1, 2011), provided that the Participant complies with the provisions of Section 7.1.2(b) of the Plan. The Participant may also make a separate subsequent election pursuant to the provisions of Section 7.1.2(b) with respect to the benefits the Participant accrued prior to January 1, 2011.

(iii)
If a Participant’s benefits under the Plan on or after January 1, 2011 exceed the Participant’s benefits as of December 31, 2010, the excess amount shall be subject to the one-time election (if any) made by the Participant between October 1, 2010 and December 1, 2010.

(iv)
If a Participant makes a one-time election, this Section 7.1.2(e) is intended to bifurcate the Participant’s benefits under the Plan into (1) benefits accrued prior to January 1, 2011 and (2) benefits accrued on and after January 1, 2011. The Participant’s benefits accrued as of December 31, 2010 shall be calculated in accordance with the provisions of the Plan and the guidance provided under section 409A of the Code.

Exhibit 10.1

Any change in the amount of benefits accrued under the Plan is not intended to impermissibly accelerate or delay payment of those benefits within the meaning of section 409A of the Code. The intent is to freeze the benefits accrued as of December 31, 2010, so that no benefits are shifted from being paid under one form of payment to being paid under any other form of payment. If, at the time that the distribution of the Participant’s benefits is to commence, the Participant’s benefit exceeds the amount of the Participant’s benefit as of December 31, 2010, the additional amount shall be paid as directed by the Participant in the one-time election made between October 1, 2010 and December 1, 2010, as modified by any subsequent election made pursuant to Section 7.1.2(b) with respect to benefits accrued on and after January 1, 2011. If, at the time that the distribution of the Participant’s benefits is to commence, the Participant’s benefit is equal to or less than the amount of the Participant’s benefits as of December 31, 2010, the one-time election shall not apply and all of the Participant’s benefits shall be paid as provided by the Plan as modified by any subsequent election with respect to the benefits accrued as of December 31, 2010, made pursuant to Section 7.1.2(b)

(v)
If a Participant does not make the one-time election provided for in this Section 7.1.2(e), then the provisions of this Section 7.1.2(e) shall not apply. No Participant shall be eligible to make the one-time election provided for under Section 7.1.2(e) after December 31, 2010.

(vi)
The Committee shall have complete discretion to interpret this Section 7.1.2(e) and to determine the Participant’s benefit in a manner consistent with the intent of Section 7.1.2(e) and section 409A of the Code. The Committee may resolve questions regarding, and make adjustments to, the factors (such as compensation and years of service) used to calculate a Participant’s benefits.

2.           SAVINGS CLAUSE. Save and except as hereinabove expressly amended, the Plan Statement shall continue in full force and effect.